Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Rexford Industrial Realty, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Maximum Aggregate Offering Price	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	Rule 415(a)(6)(1)	—	$1,084,579,210	—	424B5	333-249932	November 6, 2020	$122,415.49

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	Rule 415(a)(6)(1)		$8,669,494.46	—	424B5	333-249932	November 6, 2020	$87,833.85

	Total Offering Amounts				$1,093,248,704.46	—

	Total Fees Previously Paid					—

	Total Fee Offsets					—

	Net Fee Due					$0.00

(1)

Rexford Industrial Realty, Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,250,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having an aggregate offering price of up to $1,000,000,000 offered by means of a prospectus supplement dated May 27, 2022 (the “May 2022 Prospectus Supplement”) and an accompanying prospectus dated November 6, 2020 that formed a part of a registration statement on Form S-3 (Registration No. 333-249932) (the “2020 Registration Statement”), of which shares having an aggregate offering price of $52,493,505 represented unsold securities previously registered pursuant to a previous prospectus supplement and the 2020 Registration Statement. In connection with the filing of the May 2022 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $87,833.85, reflecting the fee due with respect to the shares of common stock to be offered and sold pursuant to the May 2022 Prospectus Supplement that were not unsold securities registered pursuant to the January 2022 Prospectus Supplement and the 2020 Registration Statement. The Company subsequently filed a prospectus supplement dated February 17, 2023 (the “February 2023 Prospectus Supplement”) and an accompanying prospectus pursuant to the 2020 Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,250,000,000, of which shares having an aggregate offering price of $165,420,790 represented unsold securities previously registered pursuant to the May 2022 Prospectus Supplement and the 2020 Registration Statement. In connection with the filing of the February 2023 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $122,415.49, reflecting the fee due with respect to the shares of common stock to be offered and sold pursuant to the February 2023 Prospectus Supplement that were not unsold securities registered pursuant to the May 2022 Prospectus Supplement and the 2020 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities with an aggregate offering price of $1,093,248,704.46 offered hereby are unsold securities previously registered pursuant to the February 2023 Prospectus Supplement and the 2020 Registration Statement, for which a total filing fee of $122,415.49 was previously paid to the Securities and Exchange Commission on the dates described above and will continue to be applied to such unsold securities. The 2020 Registration Statement terminated effective upon the Company’s filing of a Registration Statement on Form S-3 (Registration No. 333-275138) filed on October 23, 2023.